UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

AUGUST TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(IRS Employer Identification No.)

4900 West 78th Street
Bloomington, Minnesota 55545

(Address of Principal Executive Offices) (Zip Code)

(952) 820-0080

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On July 13, 2005, August Technology Corporation (“August Technology”) issued a press release with respect to its response to a letter from KLA-Tencor and announcing that no merger discussions with KLA-Tencor are underway and that the U.S. Department of Justice’s investigations have been closed.

On July 13, 2005, August Technology and Rudolph Technologies, Inc. (“Rudolph”) issued joint a press release announcing that each company has received notification of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the merger of August Technology and Rudolph.

On July 14, 2005, August Technology issued a press release announcing that it has filed a patent infringement lawsuit against Camtek, Ltd.

Copies of the press releases are set forth in Exhibits 99.1, 99.2 and 99.3, respectively, and attached hereto and incorporated in this Current Report as if fully set forth herein.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Exhibits:

99.1                           Press release dated July 13, 2005 issued by August Technology Corporation

99.2                           Press release dated July 13, 2005 issued jointly by August Technology Corporation and Rudolph Technologies, Inc.

99.3                           Press release dated July 14, 2005 issued by August Technology Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      July 14, 2005

AUGUST TECHNOLOGY CORPORATION

By	/s/ Scott A. Gabbard
Scott A. Gabbard, Vice President, Finance and Chief Accounting Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AUGUST TECHNOLOGY CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
July 13, 2005	000-30637

EXHIBIT NO.	ITEM

99.1	Press release dated July 13, 2005 issued by August Technology Corporation

99.2	Press release dated July 13, 2005 issued jointly by August Technology Corporation and Rudolph Technologies, Inc.

99.3	Press release dated July 14, 2005 issued by August Technology Corporation